UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2005

AKSYS, LTD.

(Exact name of registrant as specified in its charter)

000-28290
(Commission File Number)

Delaware

36-3890205

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Two Marriott Drive Lincolnshire, Illinois 60069
(Address of principal executive offices, with zip code)

(847) 229-2020
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 30, 2005, Aksys, Ltd. (the “Company”) issued a press release announcing that it has received notice from The NASDAQ Stock Market (“NASDAQ”) indicating that the NASDAQ has denied the Company’s request for continued listing on The NASDAQ National Market.  The December 27, 2005 letter from the NASDAQ indicates that the Company’s securities will be delisted from The NASDAQ National Market unless the Company requests a hearing in accordance with Marketplace Rule 4800 Series.  The Company is requesting a hearing before the NASDAQ Listing Qualifications Panel to review the NASDAQ staff’s determination.  The Company’s hearing request will stay the de-listing until the hearing process is completed.

A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(a) Exhibits

99.1 Press Release dated December 30, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2005

AKSYS, LTD.

/s/ Laurence P. Birch
By: Laurence P. Birch
Its: Senior Vice President and Chief Financial Officer